As filed with the Securities and Exchange Commission on September 27, 2002
Registration No. 333-33936

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEACHANGE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	04-3197974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

124 Acton Street
Maynard, Massachusetts 01754
(978) 897-0100
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

William C. Styslinger, III
President and Chief Executive Officer
124 Acton Street
Maynard, Massachusetts 01754
(978) 897-0100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

William B. Simmons, Jr., Esq.
Testa, Hurwitz & Thibeault, LLP
125 High Street
Boston, Massachusetts 02110
(617) 248-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. ☐

The Registrant hereby removes from registration under this Registration Statement (333-33936) the 87,745 shares of Common Stock, par value $.01 per share (the “Offered Shares”), registered hereunder that have not been sold pursuant to this Registration Statement. As of the date hereof, 242,255 of the Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement. Pursuant to the Registrant’s Undertaking in Item 17 of this Registration Statement, the Registrant hereby removes from registration those of the Offered Shares that have not been sold pursuant to this Registration Statement prior to the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maynard and Commonwealth of Massachusetts on September 27, 2002.

SEACHANGE INTERNATIONAL, INC.

By:     /S/    WILLIAM C. STYSLINGER, III
William C. Styslinger, III
President, Chief Executive Officer,
Chairman of the Board and Director

POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title(s)	Date
/S/ WILLIAM C. STYSLINGER, III William C. Styslinger, III	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	September 27, 2002

/S/ WILLIAM L. FIEDLER William L. Fiedler	Chief Financial Officer, Treasurer, Secretary and Vice President, Finance and Administration (Principal Financial and Accounting Officer)	September 27, 2002

/S/ MARTIN R. HOFFMANN Martin R. Hoffmann	Director	September 27, 2002

/S/ THOMAS F. OLSON Thomas F. Olson	Director	September 27, 2002

/s/ CARMINE VONA Carmine Vona	Director	September 27, 2002